REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Upright Growth Fund

East Hanover, New Jersey

In  planning  and  performing  our  audit  of  the  financial  statements  of  Upright  Growth  Fund  (the  “Fund”)  as  of and  for  the  year  ended  September  30,  2016,  in  accordance  with  the  standards  of  the  Public  Company

Accounting  Oversight  Board  (United  States),  we  considered  the  Fund’s  internal  control  over  financial reporting,  including  control  activities  for  safeguarding  securities,  as  a  basis  for  designing  our  auditing procedures  for  the  purpose  of  expressing  our  opinion  on  the  financial  statements  and  to  comply  with  the requirements  of  Form  N-SAR,  but  not  for  the  purpose  of  expressing  an  opinion  on  the  effectiveness  of  the

Fund’s internal control over financial reporting.   Accordingly, we express no such opinion.

The  management  of  the  Fund  is  responsible  for  establishing  and  maintaining  effective  internal  control  over

financial  reporting.    In  fulfilling  this  responsibility,  estimates  and  judgments  by  management  are  required

to  assess  the  expected  benefits  and  related  costs  of  controls.    A  fund’s  internal  control  over  financial

reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and  the  preparation  of  financial  statements  for  external  purposes  in  accordance  with  generally  accepted

accounting   principles.     A   fund’s   internal   control   over   financial   reporting   includes   those   policies   and

procedures  that  (1)  pertain  to  the  maintenance  of  records  that,  in  reasonable  detail,  accurately  and  fairly reflect  the  transactions  and  dispositions  of  the  assets  of  the  fund;  (2)  provide  reasonable  assurance  that transactions  are  recorded  as  necessary  to  permit  preparation  of  financial  statements  in  accordance  with generally accepted accounting principles, and that  receipts  and  expenditures  of the  fund  are being made  only in  accordance  with  authorizations  of  management  and  directors  of  the  fund;  and  (3)  provide  reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a  fund’s assets that could have a material effect on the financial statements.

Because   of   inherent   limitations,   internal   control   over   financial   reporting   may   not   prevent   or   detect

misstatements.    Also,  projections  of  any  evaluation  of  effectiveness  to  future  periods  are  subject  to  the  risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not  allow management  or employees, in the normal  course of performing their assigned functions, to prevent

or   detect   misstatements   on   a   timely   basis.     A   material   weakness   is   a   deficiency,   or   combination   of

deficiencies,  in  internal  control  over  financial  reporting,  such  that  there  is  a  reasonable  possibility  that  a material  misstatement  of  the  fund’s  annual  or  interim  financial  statements  will  not  be  prevented  or  detected on a timely basis.

Shareholders and Board of Directors

Upright Growth Fund

Page Two

Our  consideration  of  the  Fund’s  internal  control   over   financial  reporting  was  for  the  limited  purpose

described  in  the  first  paragraph  and  would  not  necessarily  disclose  all  deficiencies  in  internal  control  that might  be  material  weaknesses  under  standards  established  by  the  Public  Company  Accounting  Oversight

Board  (United  States).    However,  we  noted  no  deficiencies  in  the  Fund’s  internal  control  over  financial reporting  and  its  operation,  including  controls  for  safeguarding  securities,  which  we  consider  to  be  material weaknesses, as defined above, as of September 30, 2016.

This  report  is  intended  solely  for  the  information  and  use  of  management,  Shareholders  and  Board  of

Directors  of  Upright  Growth  Fund  and  the  Securities  and  Exchange  Commission,  and  is  not  intended  to  be and should not be used by anyone other than these specified parties.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 28, 2016